Exhibit 10.1

AMENDMENT

TO THE

STOCK PLAN FOR

NON-EMPLOYEE DIRECTORS OF

HONEYWELL INTERNATIONAL INC.

(As amended effective as of April 25, 1994)

Pursuant to the authority granted to proper officers of Honeywell International Inc. (the “Company”) by the Board of Directors of the Company on September 26, 2008, effective September 26, 2008, the Stock Plan for Non-Employee Directors of Honeywell International Inc., as amended effective as of April 25, 1994 (the “Plan”) is hereby amended by adding the following new paragraph at the end of Section 5(a) of the Plan:

“Notwithstanding the foregoing provisions of this Section 5(a) and any contrary provisions of Section 5(b), all of the restrictions on Restricted Shares held by Participants who are non-employee directors of the Board on September 26, 2008 shall lapse upon the later to occur of (A) the first business day of the first open window period for trading of the Company’s securities occurring in 2009, or (B) the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the director’s death or disability or the occurrence of a Change in Control (the ‘Restricted Period’).”

HONEYWELL INTERNATIONAL INC.

/s/ Mark James
Mark James Senior Vice President – Human Resources and Communications

Dated: October 16, 2008